UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

WRIGHT MEDICAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (901) 867-9971

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

In connection with our acquisition of BioMimetic Therapeutics, Inc. (“BioMimetic”) pursuant to the mergers described in Item 2.01 below, on March 1, 2013, we entered into a Contingent Value Rights Agreement with American Stock Transfer & Trust Company, as trustee. The Contingent Value Rights, or CVRs, are described more fully under the caption “Description of the CVRs” in our Registration Statement on Form S-4 (Registration No. 333-185601), filed on December 21, 2012 pursuant to the Securities Act of 1933, as amended (the “Registration Statement”), which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

References to, and descriptions of, the Contingent Value Rights Agreement as set forth herein are not intended to be complete and are qualified in their entirety by the full text of the agreement which is attached to this report as Exhibit 10.1, and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2013, we completed the mergers contemplated by the Agreement and Plan of Merger, dated as of November 19, 2012, by and among BioMimetic, us, and our direct wholly-owned subsidiaries, Achilles Merger Subsidiary, Inc. (“Merger Sub”), and Achilles Acquisition Subsidiary, LLC (“Sister Subsidiary” and together with Merger Sub, the “Merger Subsidiaries”). Pursuant to the Agreement and Plan of Merger, Merger Sub merged with and into BioMimetic followed by BioMimetic merging with and into Sister Subsidiary, with Sister Subsidiary continuing as the final surviving entity and changing its name to BioMimetic Therapeutics, LLC. As a result of these transactions, BioMimetic Therapeutics, LLC became our wholly-owned subsidiary.

At the effective time of the merger of Merger Sub with and into BioMimetic (the “Effective Time”), each share of BioMimetic’s common stock issued and outstanding immediately prior to the Effective Time (other than shares owned by us, BioMimetic or our respective subsidiaries, or shares as to which dissenters’ rights had been properly exercised) was converted into the right to receive (i) $1.50 in cash, without interest, (ii) 0.2482 of a validly issued, fully paid and non-assessable share of our common stock, $0.01 par value per share and (iii) one CVR issued by us subject to and in accordance with the CVR Agreement.

At the Effective Time, all outstanding stock options of BioMimetic that were not exercised by the holders thereof prior to the Effective Time were assumed by us and converted into an option to acquire a certain number of shares of our common stock for a new exercise price, in each case, on the terms and conditions specified in the Agreement and Plan of Merger.

A total of approximately $42.5 million in cash will be paid, and approximately 7.0 million shares of our common stock and 28.1 million CVRs will be issued, as consideration for the merger.

The mergers are described more fully in the Registration Statement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant

As of March 1, 2013, a total of approximately 28.1 million CVRs will be issued. The information set forth in Item 1.01 above is incorporated in this Item 2.03 by reference.

Item 8.01 Other Events

On March 1, 2013, we issued a press release announcing the completion of the transactions contemplated in the Agreement and Plan of Merger described above. A copy of the press release is filed herewith as Exhibit 99.2 to this Form 8-K and is incorporated in this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements of BioMimetic required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(b)	Pro Forma Financial Information.

The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.

(d)	Exhibits

10.1	Contingent Value Rights Agreement, dated as of March 1, 2013, by and between Wright Medical Group, Inc. and American Stock Transfer & Trust Company, LLC, as trustee.

99.1	Registration Statement on Form S-4 of Wright Medical Group, Inc. (Registration No. 333-185601), filed on December 21, 2012, as amended on January 23, 2013 (incorporated herein by reference).

99.2	Press Release Issued by Wright Medical Group, Inc. on March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIGHT MEDICAL GROUP, INC.

By:	/s/ Lance A. Berry
Lance A. Berry Chief Financial Officer

Date: March 1, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Contingent Value Rights Agreement, dated as of March 1, 2013, by and between Wright Medical Group, Inc. and American Stock Transfer & Trust Company, LLC, as trustee.

99.1	Registration Statement on Form S-4 of Wright Medical Group, Inc. (Registration No. 333-185601), filed on December 21, 2012, as amended on January 23, 2013 (incorporated herein by reference).

99.2	Press Release Issued by Wright Medical Group, Inc. on March 1, 2013.